UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

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FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2023, FreightCar North America, LLC, FreightCar America, Inc. (the “Company”), certain other subsidiary guarantors of the Company, CO Finance LVS VI LLC and OC III LFE II LP (collectively, the “Loan Parties”) entered into Amendment No. 7 to Credit Agreement (the “Amendment”), with respect to that certain Credit Agreement dated as of October 13, 2020 by and among the Loan Parties (as amended, restated, supplemented or otherwise modified from time to time, and together with the Amendment, the “Term Loan Credit Agreement).

The Amendment amends the Term Loan Credit Agreement to extend the date for the Company to draw on the delayed draw loan of $15 million from March 3, 2023 to April 3, 2023.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: February 27, 2023	By:	/s/ Michael A. Riordan
Michael A. Riordan
Vice President, Finance, Chief Financial Officer and Treasurer